                                                                     EXHIBIT 3.1
                          THIRD AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                     NORTHPOINT COMMUNICATIONS GROUP, INC.


     The undersigned, Michael Malaga and Steven Gorosh, hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of NorthPoint Communications Group, Inc., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on February 1, 1999, under the name NorthPoint Communications Holdings, Inc.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     "The name of this corporation is NorthPoint Communications Group, Inc. (the "Corporation").
 -----------

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV

     (A) Classes of Stock.  The Corporation is authorized to issue two classes
         ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
                                          ------------       ---------------
The total number of shares which the Corporation is authorized to issue is 382,500,000 shares, each with a par value of $0.001 per share, of which 281,250,000 shares shall be Common Stock and 101,250,000 shares shall be Preferred Stock. 18,000,000 shares of the Common Stock authorized to be issued are hereby designated as "Class B Common Stock."
                          --------------------
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     Upon the effective date of the filing of this Third Amended and
Restated Certificate of Incorporation, every share of this Corporation's outstanding Common Stock and Preferred Stock, par value $0.001 per share, shall be converted and reconstituted into 1.5 shares of Common Stock and Preferred Stock, par value $0.001 per share, respectively (the "Stock Split"). In lieu of
                                                      -----------
the issuance of fractional shares as a result of the Stock Split, the Corporation shall pay to the holder thereof in cash an amount equal to the fraction of a share to which such holder is entitled multiplied by the fair market value of such share, as determined by the Corporation's Board of Directors. All share amounts and amounts per share set forth in this Third Amended and Restated Certificate of Incorporation have been appropriately adjusted to reflect the Stock Split. No further adjustment of any dividend preference, liquidation preference or conversion rate pursuant to paragraphs 1, 2 or 4 respectively, of this Article IV(B) shall be made as a result of the Stock Split.

     (B) Rights, Preferences and Restrictions of Preferred Stock.  The Preferred
         -------------------------------------------------------
Stock authorized by this Third Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist
                                     ------------------------
of 39,517,170 shares. The second series of Preferred Stock shall be designated

"Series C Preferred Stock" and shall consist of 40,946,428 shares.  The third
-------------------------
series of Preferred Stock shall be designated "Series D Preferred Stock" and
                                               ------------------------
shall consist of 8,190,000 shares. The fourth series of Preferred Stock shall be designated "Series D-1 Preferred Stock" and shall consist of 8,190,000
               --------------------------
shares. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitations of that series.

     The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock are as set forth below in this Article IV(B). Unless stated otherwise herein, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be referred to collectively as "Preferred Stock."
                                ---------------

          1.  Dividend Provisions.  The holders of shares of Series B Preferred
              -------------------
Stock shall be entitled to receive non-cumulative dividends and the holders of shares of Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at a rate equal to the greater of (i) $0.03555555 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) in the case of the Series B Preferred Stock, $0.18826666 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) in the case of the Series C Preferred Stock, $1.17333333 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) in the case of the Series D Preferred Stock, or $1.17333333 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) in the case of the Series D-1 Preferred Stock, or (ii) a per share amount equal to the per share amount paid on any other outstanding shares of capital stock of the Corporation (on an as-converted basis), per annum from and including the date of issuance of such share on each outstanding share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, payable (x) in the case of the Series B Preferred Stock, when, as and if declared by the Board of Directors, and (y) in the case of the Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation or, prior to any such liquidation, dissolution or winding up, when, as and if declared by the Board of Directors. Such dividends on the Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall accrue whether or not they have been declared by the Board of Directors and whether or not there

                                       3
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are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any shares of Preferred Stock will be deemed to be its "date of issuance" regardless
                                                    ------- --------
of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such shares. Unless all dividends on the outstanding shares of Preferred Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Common Stock) shall be paid to the holders of Common Stock and no shares of Common Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Common Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any
Common Stock; provided, however, that this restriction shall not apply to the
              --------  -------
repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Common Stock which may be in arrears.

          2.  Liquidation.
              -----------

              (a) Series D, D-1 and C Preference.  In the event of any
                  ------------------------------
liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock shall be entitled to receive, on a pari passu basis (based on the amount of the respective aggregate liquidation preference for all outstanding shares of each such series) prior and in preference to any payment of cash or distribution of any of the assets of the Corporation to the holders of Series B Preferred Stock or Common Stock by reason of their ownership thereof an amount equal to the greater of (i) (A) $9.77777777 per share, in the case of the Series D Preferred Stock, (B) $9.77777777 per share, in the case of the Series D-1 Preferred Stock, and (C) $1.56888888 per share, in the case of the Series C Preferred Stock, in each case as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions, for each share of Series D Preferred Stock, Series D-1 Preferred Stock or Series C Preferred Stock then held by them, respectively, and (ii) the amount per share that the holders of the Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock would have received had they converted their shares of Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock, respectively, into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation, plus in each case, only to the extent that the proceeds to the holders of preferred stock by reason of their ownership thereof from any liquidation, dissolution or winding up of the Corporation are less than (i) $29.33333333 per share, in the case of the Series D Preferred Stock, (ii) $29.33333333 per share, in the case of the Series D-1 Preferred Stock, or (iii) $4.70666666 per share, in the case of the Series C Preferred Stock, in each case as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions, an additional amount equal to any accrued but unpaid dividends on the Series D Preferred Stock, Series D-1 Preferred Stock or Series C Preferred Stock, respectively. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock.

              (b) Series B Preference.  After payment or setting apart for
                  -------------------
payment of the distributions required by Section 2(a) above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of Common Stock by reason of their ownership thereof an amount equal to $0.29963454 per share (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends on the Series B Preferred Stock. If the remaining assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock.

              (c) Remaining Assets.  Upon the completion of the distributions
                  ----------------
required by Sections 2(a) and (b) above, if assets and funds remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation in proportion to their ownership of shares of Common Stock.

              (d) Certain Acquisitions.
                  --------------------

                  (i)   Deemed Liquidation.  For purposes of this Section 2, a
                        ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of a majority of the capital stock or voting power of the Corporation by another person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or purchase of stock); or
(B) a sale, exchange or other disposition of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as
                           ------
constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold more than 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale (each such event, a "Liquidity Event").
                             ---------------

                  (ii)  Valuation of Consideration.  For all purposes under
                        --------------------------
this Third Amended and Restated Certificate of Incorporation, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                        (A) Securities not subject to investment letter or other similar restrictions on free marketability:

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                            (1) If traded on a securities exchange or the Nasdaq
National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three days prior to the closing;

                            (2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three days prior to the closing; and

                            (3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of (i) at least a majority of the voting power of all then outstanding shares of Series D Preferred Stock, (ii) at least a majority of the voting power of all then outstanding shares of Series D-1 Preferred Stock, (iii) at least 66 2/3% of the voting power of all then outstanding shares of Series C Preferred Stock, and (iv) at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock; provided, however, that if the Corporation and such holders do not agree on the
--------  -------
fair market value of such securities within 30 days of the date such securities are received by the Corporation, the Corporation shall appoint an independent qualified appraiser reasonably acceptable to the Company and such holders to determine the fair market value of such securities.

                        (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of (i) at least a majority of the voting power of all then outstanding shares of Series D Preferred Stock, (ii) at least a majority of the voting power of all then outstanding shares of Series D-1 Preferred Stock, (iii) at least 66 2/3% of the voting power of all then outstanding shares of Series C Preferred Stock, and
(iv) at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock; provided, however, that if the Corporation and such
                          --------  -------
holders do not agree on the fair market value of such securities within 30 days of the date such securities are received by the Corporation, the Corporation shall appoint an independent qualified appraiser reasonably acceptable to the Company and such holders to determine the fair market value of such securities.

                  (iii) Notice of Transaction.  The Corporation shall give each
                        ---------------------
holder of record of Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be
                             --------  -------
shortened
upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock. Nothing herein shall be deemed to limit any right of approval that any holder of Preferred Stock may have hereunder or otherwise.

                  (iv) Effect of Noncompliance.  In the event the requirements
                       -----------------------
of this Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(d)(iii) hereof.

          3.  Redemption.  The Preferred Stock is not redeemable.
              ----------

          4.  Conversion.  The holders of the Preferred Stock shall have
              ----------
conversion rights as follows (the "Conversion Rights"):
                                   -----------------

              (a)  Right to Convert.
                   ----------------

                   (i) Subject to Section 4(c), each share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $0.29963454 in the case of the Series B Preferred Stock, (ii) $1.56888888 in the case of the Series C Preferred Stock, and (iii) $9.77777778 in the case of the Series D Preferred Stock, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

                   (ii) Subject to Section 4(c), each share of Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time beginning one year after the date on which a share of Series D-1 Preferred Stock was first issued, at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Series D Preferred Stock, so long as, after giving effect to such conversion, the total number of shares of the Corporation's capital stock entitled to vote in any election of directors of the Corporation (the "Voting Shares") held by
                                                      -------------
such holder, together with all of its Affiliates, shall be less than 10% (by voting power) of the total number of Voting Shares then issued and outstanding. No conversion of shares of Series D-1 Preferred Stock shall be effected pursuant to this subsection to the extent that it would have the effect of giving the holder, together with all of its Affiliates, an aggregate number of Voting Shares equal to or greater than 10% (by voting power) of the total number of Voting Shares then issued and outstanding. For the purposes of this Article, the term "Affiliate" shall mean, as to any person or entity, a person or entity
      ---------
that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

                   (iii) Subject to Section 4(c), each share of Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time beginning one year after the date on which a share of Series D-1 Preferred Stock was first issued, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing $9.77777778 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

                   (iv) Subject to Section 4(c), each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time beginning one year after the earlier of (i) the date on which a share of Series D-1 Preferred Stock was first issued, or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions), at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Common Stock, so long as, after giving effect to such conversion, the total number of Voting Shares held by such holder, together with all of its Affiliates, shall be less than 10% (by voting power) of the total number of Voting Shares then issued and outstanding. No conversion of shares of Class B Common Stock shall be effected pursuant to this subsection to the extent that it would have the effect of giving the holder, together with all of its Affiliates, an aggregate number of Voting Shares equal to or greater than 10% (by voting power) of the total number of Voting Shares then issued and outstanding.

                   (v) The initial Conversion Price per share shall be (i) $0.29963454 per share of Series B Preferred Stock, (ii) $1.56888888 per share of Series C Preferred Stock, (iii) $9.77777778 per share of Series D Preferred Stock, and (iv) $9.77777778 per share of Series D-1 Preferred Stock. Such initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d).

              (b)  Automatic Conversion.
                   --------------------

                   (i) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions) or (ii) with the consent of the Company, the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a class. If, as a result of any transaction or event, a holder of Series D Preferred Stock, together with all of its Affiliates, would hold 10% or more (by voting power) of the total number of Voting Shares then issued and outstanding, then the number of shares of Series D Preferred Stock held by such holder of Series D Preferred Stock, if any, that would reduce the total number of Voting Shares held by such holder of Series D Preferred Stock, together with all of its Affiliates, to less than 10% (by voting power) of the total number of Voting Shares then issued and outstanding shall be automatically converted into the identical number of shares of Series D-1 Preferred Stock. Such conversion shall be deemed to have occurred immediately prior to the transaction or events that would otherwise increase the Voting Shares held by such holder of Series D Preferred Stock, together with all of its Affiliates, to 10% or more of total number of Voting Shares.

                   (ii) Each share of Series D-1 Preferred Stock shall automatically be converted into one share of Series D Preferred Stock immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock, Preferred Stock or debt securities in a private equity or debt financing and which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions) (other than any sale by the Corporation to a third party of the Corporation's equity or debt securities in a transaction that includes a contract for commercial services between the Corporation and such third party or any sale of Series D-1 Preferred Stock or Series D Preferred Stock by the Corporation) or (ii) with the consent of the Company, the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series D-1 Preferred Stock, voting together as a class. Each share of Series D-1 Preferred Stock shall automatically be converted into the identical number of fully paid and nonassessable shares of Series D Preferred Stock immediately upon any sale, disposition, assignment or transfer (each, a "Transfer") of any shares of Series D-1 Preferred Stock by the
                   --------
original holder thereof after one year from the date on which a share of Series D-1 Preferred Stock was first issued, other than a Transfer to an Affiliate and subject to the last sentence of subsection 4(a)(i).

                   (iii) Each share of Series D-1 Preferred Stock shall automatically be converted into shares of Class B Common Stock at the Conversion Price at the time in effect for such share immediately upon, except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions).

                   (iv) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $2.55555555 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) and which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding shares of Series C Preferred Stock, voting together as a class.

                   (v) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.56888888 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) and which results in aggregate cash proceeds to the Corporation of at least $15,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class.

                   (vi) Each share of Class B Common Stock shall automatically be converted into the identical number of fully paid and nonassessable shares of Common Stock immediately upon any Transfer of any shares of Class B Common Stock by the original holder thereof after one year from the earlier of (i) the date on which a share of Series D-1 Preferred Stock was first issued, or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions), other than a Transfer to an Affiliate.

                   (vii) Promptly after the occurrence of any of the events described in Sections 4(b)(i), (ii), (iii), (iv), (v) or (vi) hereof, the Corporation shall give written notice of the automatic conversion of the shares of Series D Preferred Stock, shares of Series D-1 Preferred Stock, shares of Series C Preferred Stock, shares of Series B Preferred Stock and shares of Class B Common Stock, as the case may be, to each holder of record thereof.

                   (viii) The Corporation shall, as soon as practicable after the occurrence of any of the events described in Sections 4(b)(i), (ii), (iii),
(iv), (v) or (vi) hereof, issue and deliver at the office of the Corporation to the holders of record of the shares of Series D Preferred Stock, shares of Series D-1 Preferred Stock, shares of Series C Preferred Stock, shares of Series B Preferred Stock or shares of Class B Common Stock, as the case may be, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock, Class B Common Stock or Series D Preferred Stock to which such holder shall be entitled as aforesaid, whereupon such holder shall surrender the certificate or certificates for such shares of Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock; notwithstanding the foregoing, the failure of the Corporation to deliver any certificate or certificates for such shares of Common Stock, Class B Common Stock or Series D Preferred Stock shall not affect the effectiveness or validity of any conversion of shares of Preferred Stock pursuant to Section 4(b) hereof and, upon the occurrence of any of the events described in Sections 4(b)(i), (ii), (iii), (iv) or (v) hereof, the certificates for the shares of Series D Preferred Stock, shares of Series D-1 Preferred Stock, shares of Series C Preferred Stock, shares of Series B Preferred Stock or shares of Class B Common Stock, as the case may be, shall be deemed to represent the shares of Common Stock, Class B Common Stock or Series D Preferred Stock to which such holder shall be entitled as aforesaid.

                   (ix) If, as a result of any transaction or event occurring within three years after the date on which a share of Series D-1 Preferred Stock was issued, unless such transaction or event is approved by the Board of Directors of the Corporation, an original holder of Series D-1 Preferred Shares, together with all of its Affiliates, would hold 10% or more (by voting power) of the total number of Voting Shares then issued and outstanding, then the number of shares of Common Stock held by such original holder of Series D-1 Preferred Stock that would reduce the total number of Voting Shares held by such original holder of Series D-1 Preferred Stock, together with all of its Affiliates, to less than 10% (by voting power) of the total number of Voting Shares then issued and outstanding shall be automatically converted into the identical number of shares of Class B Common Stock. Such conversion shall be deemed to have occurred immediately prior to the transaction or event that would otherwise increase the Voting Shares held by such original holder of Series D-1 Preferred Stock, together with all of its Affiliates, to 10% or more of the total number of Voting Shares.

              (c) Mechanics of Conversion.  Before any holder of Preferred Stock
                  -----------------------
shall be entitled to convert the same into shares of Common Stock, Class B Common Stock or Series D Preferred Stock pursuant to Section 4(a) hereof, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock, Class B Common Stock or Series D Preferred Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, Class B Common Stock or Series D Preferred Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock, Class B Common Stock or Series D Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, Class B Common Stock or Series D Preferred Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock, Class B Common Stock or Series D Preferred Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

              (d) Conversion Price Adjustments of Preferred Stock for Certain
                  -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Conversion Prices of the
-------------------------------------------
Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be subject to adjustment from time to time as follows:


(i)  Issuance of Additional Stock below Conversion Price.  If the Corporation
     ---------------------------------------------------
shall issue, after the date of filing of this Third Amended and Restated Certificate of Incorporation (the "Purchase Date"), any Additional Stock (as
                                   -------------
defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

                        (A) Adjustment Formula.  Whenever the Conversion Price
                            ------------------
is adjusted pursuant to this Section (4)(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction,
(x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus
                                                     ------------------
the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of
                                 ------------------
Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

                        (B) Definition of "Additional Stock".  For purposes of
                                           ----------------
this Section 4(d)(i), "Additional Stock" shall mean any shares of Common Stock
                       ----------------
or capital stock, securities, options, warrants to purchase or other instruments of similar effect convertible into or exchangeable for Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date other than

                            (1) Common Stock issued pursuant to a transaction
described in Section 4(d)(ii) hereof;

                            (2) Up to 28,125,000 shares of Common Stock (as
adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) issuable or issued to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or arrangement or restricted stock plan or arrangement approved by the Board of Directors of the Corporation, which number of shares shall include all shares issued or issuable upon exercise of options granted or to be granted under the Corporation's equity incentive plans;

                            (3) Capital stock, or options or warrants to
purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions;

                            (4) Shares of Common Stock or Preferred Stock
issuable upon exercise of warrants outstanding as of the date of this Third Amended and Restated Certificate of Incorporation;

                            (5) Capital stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions, mergers, strategic relationships or similar transactions, the terms of which are approved by the Board of Directors of the Corporation;

                            (6) Shares of Common Stock and Class B Common Stock
issued or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock; and

                            (7) Shares of Common Stock issued or issuable in a
public offering prior to or in connection with which all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Common Stock will be converted to Common Stock pursuant to Section 4(b) hereof.

                        (C) No Fractional Adjustments.  No adjustment of the
                            -------------------------
Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                        (D) Determination of Consideration.  In the case of the
                            ------------------------------
issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in accordance with Section 2(d)(ii) irrespective of any accounting treatment.

                        (E)   Deemed Issuances of Common Stock.  In the case
                              --------------------------------
of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i):

                            (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                            (2) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

                            (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                            (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed, but only to the extent the Company did not pay any consideration in connection with such expiration or termination, to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                            (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

                        (F) Special Adjustment to Series C Conversion Price. In
                            -----------------------------------------------
addition to any other adjustments that may be made to the Conversion Price of the Series C Preferred Stock pursuant to this Section 4(d)(i), in the event that, prior to February 19, 2004, either (i) the Company has not consummated an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $2.55555555 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) and which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions) or (ii) an event of the type described in Section 2(d)(i) above has not occurred, then, on such date and on each successive anniversary of such date thereafter until the occurrence of an event described in subclauses (i) or (ii) of this Section 4(d)(i)(F), the Conversion Price of the Series C Preferred Stock then in effect shall be reduced by 15%. If an event described in subclauses (i) or (ii) of this Section 4(d)(i)(F) occurs on a date after February 19, 2004 that is not an anniversary of such date, the Conversion Price of the Series C Preferred Stock then in effect shall be reduced by a pro rata portion of 15% per annum based on the number of days elapsed in a 365-day year from the date of the last adjustment in the Conversion Price of the Series C Preferred Stock pursuant to this Section 4(d)(i)(F).

                        (G) No Increased Conversion Price.  Notwithstanding any
                            -----------------------------
other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4) and except for any adjustment pursuant to Section 4(d)(i)(H)(3) in the event of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of at least $50,000,000, no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above (i) the Conversion Price in effect immediately prior to such adjustment or (ii) the initial Conversion Price specified in Section 4(a). No readjustment pursuant to Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date and (ii) the Conversion Price that would have resulted from the issuance of Additional Stock between the original adjustment date and such readjustment date.

                        (H) Special Adjustments to Series D and D-1 Conversion
                            --------------------------------------------------
Prices.
------

                            (1) In addition to any other adjustments that may be
made to the Conversion Prices of the Series D Preferred Stock and the Series D-1 Preferred Stock pursuant to this Section 4(d)(i), in the event that, on or before the Series D/D-1 Ratchet Cut-Off Date (as defined below), the Corporation shall issue any Additional Stock without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock (other than pursuant to (I) a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions) or (II) any sale by the Corporation to a third party of the Corporation's equity securities in a transaction that includes a contract for commercial services between the Corporation and such third party entered into in conjunction with the sale of Series D-1 Preferred Stock or any sale of Series D-1 Preferred Stock or Series D Preferred Stock by the Corporation), the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued by the total number of shares of Additional Stock so issued. For purposes of this Section 4(d)(i)(H), the term "Series D/D-1 Ratchet Cut-Off Date" shall mean the business day next following the earliest to occur of (i) the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions), (ii) the closing of a private equity financing which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions) (other than any sale by the Corporation to a third party of the Corporation's equity securities in a transaction that includes a contract for commercial services between the Corporation and such third party entered into in conjunction with the sale of Series D-1 Preferred Stock or any sale of Series D-1 Preferred Stock or Series D Preferred Stock by the Corporation), such financing occurring after the issuance of the Series D-1 Preferred, and (iii) the closing of a Liquidity Event other than an underwritten public offering.

                            (2) In addition to any other adjustments that may be
made to the Conversion Prices of the Series D Preferred Stock and the Series D-1 Preferred Stock pursuant to this Section 4(d)(i), in the event that, on or before the Series D/D-1 Ratchet Cut-Off Date (as defined above), the Corporation shall close a Liquidity Event (other than an underwritten public offering pursuant to an effective registration statement under the Securities Act) in which the quotient (the "Liquidity Quotient") obtained by dividing (I) the
                         ------------------
aggregate value received by the Corporation or the holders of the Corporation's capital stock in such Liquidity Event (excluding options or warrants outstanding at the closing of such Liquidity Event), by (II) the total number of shares of the Corporation's Common Stock outstanding on the date of such event on an as-converted basis (excluding options or warrants outstanding at the closing of such Liquidity Event), is less than the Conversion Price for such series in effect immediately prior to such Liquidity Event, then and in such event, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be reduced, immediately prior to the closing of such Liquidity Event and immediately prior to any conversion pursuant to Sections 4(a)(i), (ii) or (iii) above, to a price (calculated to the nearest cent) equal to the Liquidity Quotient.

                            (3) In addition to any other adjustments that may be
made to the Conversion Prices of the Series D Preferred Stock and the Series D-1 Preferred Stock pursuant to this Section 4(d)(i), in the event of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions), the Conversion Price per share of Series D-1

Preferred Stock and Series D Preferred Stock shall automatically be adjusted, immediately prior to the closing of such offering, and immediately prior to any conversion pursuant to Sections 4(b)(i) and (iii), to:

                                (I) in the event there has been an adjustment to
the Conversion Prices of the Series D Preferred Stock and the Series D-1 Preferred Stock pursuant to Section 4(d)(i)(H)(1) or (2) prior to the adjustment pursuant to this clause (4)(d)(i)(H)(3), a price equal to the lesser of (x) the Conversion Price then in effect, or (y) the lesser of (1) the midpoint of the price range set forth on the cover page of the prospectus for such underwritten public offering when such prospectus is first filed with the Securities and Exchange Commission or (2) the amount equal to 90% multiplied by the price to the public of shares of the Company's Common Stock in such initial public offering, or

                                (II) in the event there has been no adjustment
to the Conversion Prices of the Series D Preferred Stock and the Series D-1 Preferred Stock pursuant to Section 4(d)(i)(H)(1) or (2) prior to the adjustment pursuant to this clause 4(d)(i)(H)(3), a price equal to the lesser of (x) the midpoint of the price range set forth on the cover page of the prospectus for such underwritten public offering when such prospectus is first filed with the Securities and Exchange Commission or (y) the amount equal to 90% multiplied by the price to the public of shares of the Company's Common Stock in such initial public offering.

                   (ii) Stock Splits and Dividends.  In the event the
                        --------------------------
Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of
                                   ------------------------
any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

                   (iii) Reverse Stock Splits.  If the number of shares of
                         --------------------
Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each of the Series B Preferred Stock, Series C Preferred Stock, Series D

Preferred Stock and Series D-1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

              (e) Other Distributions.  In the event the Corporation shall
                  -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

              (f) Recapitalizations.  If at any time or from time to time there
                  -----------------
shall be a recapitalization, reclassification, combination, subdivision, merger, transfer, exchange, sale or other disposition of assets, stock split, stock dividend, reverse stock split or other distribution in respect of the Common Stock (other than as provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

              (g) No Impairment.  The Corporation will not, by amendment of its
                  -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock and Class B Common Stock against impairment and dilution consistent with the terms hereof.

              (h) No Fractional Shares and Certificate as to Adjustments.
                  ------------------------------------------------------

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Prices of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock.

              (i) Notices of Record Date.  In the event of any taking by the
                  ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (j) Reservation of Stock Issuable Upon Conversion.  The
                  ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, Class B Common Stock and Series D Preferred Stock solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Preferred Stock, such number of its shares of Common Stock, Class B Common Stock and Series D Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock, Class B Common Stock and Series D Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock and Preferred Stock, in addition to such other remedies as shall be available to the holder of such Class B Common Stock and Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, Class B Common Stock and Series D Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

              (k) Notices.   Any notice required by the provisions of this
                  -------
Section 4 to be given to the holders of shares of Class B Common Stock or Preferred Stock shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by facsimile (subsequently confirmed by telephone), addressed or transmitted to each holder of record at his or her address appearing on the books of the Corporation. Each such notice or other communication shall be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

              (l) Registrations and Approvals.  If any shares of Common Stock,
                  ---------------------------
Class B Common Stock or Series D Preferred Stock which would be issuable upon conversion of Class B Common Stock or Preferred Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depository shares representing fractional interests in) Common Stock, Class B Common Stock or Series D Preferred Stock required to be delivered upon conversion of shares of Class B Common Stock or Preferred Stock prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery, if any.

              (m) Taxes.  The Corporation shall pay any and all issue or other
                  -----
taxes that may be payable in respect of any issue or delivery of shares of Common Stock, Class B Common Stock or Series D Preferred Stock on conversion of shares of Class B Common Stock or Preferred Stock. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock, Class B Common Stock or Series D Preferred Stock in a name other than that in which the shares of the Class B Common Stock or Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person or entity requesting such issue has paid to the Corporation the amount of such tax, or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

          5.  Voting Rights.  The holders of the Preferred Stock shall have
              -------------
voting rights as follows:

              (a) In General.  Subject to subsection (b) hereof and except as
                  ----------
set forth in the last sentence of this subsection (a), the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as required by law or as otherwise set forth herein, holders of Series D-1 Preferred Stock shall not be entitled to vote for the election of directors or to vote on any other matter.

              (b) Voting for Board of Directors.  The holders of shares of
                  -----------------------------
Common Stock, voting together as a single class, shall elect one member of the Board of Directors of the Corporation. The holders of shares of Series B Preferred Stock, voting together as a single class and on an as-converted basis, shall elect three members of the Board of Directors of the Corporation. The holders of shares of Series C Preferred Stock, voting together as a single class and on an as-converted basis, shall elect two members of the Board of Directors of the Corporation. Additional members of the Board of Directors, if any, shall be elected by the holders of shares of Common Stock and Preferred Stock, voting together as a single class and on an as-converted basis. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. No action by members of the Board of Directors filling a vacancy on the Board of Directors shall be effective until 10 days after all Board members who do not have a right to vote on such appointment have received notice thereof. A majority of the Board members entitled to receive such notice may waive such notice requirement on behalf of all such Board members.

          6.  Protective Provisions.
              ---------------------

              (a) So long as any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of (i) the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class and on an as-converted basis, (ii) the holders of at least 66 2/3% of the then outstanding shares of Series C Preferred Stock, voting together as a single class, and (iii) the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a single class:

                  (i) sell, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, if, in any of such cases, such transaction would establish a "fully diluted" valuation for the Company (assuming the exercise of all outstanding options, warrants or other rights to acquire capital stock of the Corporation and the conversion to Common Stock of all outstanding shares of Preferred Stock) of less than $4.44444444 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions); provided that this Section 6(a) shall not apply to a
                          --------
merger effected exclusively for the purpose of changing the domicile of the Corporation;

                  (ii) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock so as to affect adversely the shares of the other series;

                  (iii) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

                  (iv) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall
                                 --------  -------
not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

                  (v) pay any dividends or make any distributions with respect to the Common Stock of the Corporation;

                  (vi)  dissolve, liquidate or wind up the Corporation;

                  (vii) increase the size of the Board of
Directors of the Corporation to a number greater than eight; or

                  (viii)create any subsidiary that is not wholly owned by the Corporation or permit any subsidiary of the Corporation to issue any equity interests other than to the Corporation.

              (b) So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a single class:

                  (i) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares;

                  (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series D Preferred Stock; or

                  (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting, dividends, distributions, redemption or upon liquidation.

              (c) So long as any shares of Series D-1 Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D-1 Preferred Stock, voting together as a single class:

                  (i) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series D-1 Preferred Stock so as to affect adversely such shares;

                  (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series D-1 Preferred Stock; or

                  (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D-1 Preferred Stock with respect to voting, dividends, distributions, redemption or upon liquidation.

              (d) So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66 2/3% of the then outstanding shares of Series C Preferred Stock, voting together as a single class:

                  (i) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely such shares;

                  (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series C Preferred Stock; or

                  (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series C Preferred Stock with respect to voting, dividends, distributions, redemption or upon liquidation.

              (e) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class:

                  (i) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely such shares;

                  (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock; or

                  (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock with respect to voting, dividends, distributions, redemption or upon liquidation.

          7.  Status of Converted Stock.  In the event any shares of Preferred
              -------------------------
Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     (C)  Common Stock.
          ------------

          1.  Dividend Rights.  Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock and the Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets and funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.  Liquidation Rights.  Upon the liquidation, dissolution or winding
              ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.

          3.  Redemption.  The Common Stock and the Class B Common Stock are not
              ----------
redeemable.

          4.  Conversion.  The Class B Common Stock will be convertible as
              ----------
provided in Section 4 of Division (B) of this Article IV.

          5.  Voting Rights.  The holder of each share of Common Stock shall
              -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as required by law or as set forth herein, holders of

Class B Common Stock shall not be entitled to vote for the election of directors or to vote on any other matter.

     (D) Treatment of Series D Preferred Stock and Series D-1 Preferred Stock.
         --------------------------------------------------------------------
Except as otherwise set forth herein, the rights, preferences, privileges and restrictions of the Series D Preferred Stock and the Series D-1 Preferred Stock shall be identical in all respects, and any action by the Corporation affecting the shares of Series D Preferred Stock or the Series D-1 Preferred Stock, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of the Series D Preferred Stock and the Series D-1 Preferred Stock equally.

     (E) Treatment of Common Stock and Class B Common Stock.  Except as
         --------------------------------------------------
otherwise set forth herein, the rights, privileges and restrictions of the Common Stock and the Class B Common Stock shall be identical in all respects, and any action by the Corporation affecting the Common Stock or Class B Common Stock, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of Common Stock and Class B Common Stock equally.

                                   ARTICLE V

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                  ARTICLE VII

     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

     (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VII

     The Corporation is to have perpetual existence.

                                  ARTICLE VIII

     The number of directors which will constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                   ARTICLE IX

     (A) On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders following the date this Article IX shall have become effective, the Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible with the term of office of the first class to expire at the 2000 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 2001 annual meeting of stockholders or any special meeting in lieu thereof and the term of office of the third class to expire at the 2002 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filed only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     (C) This Article IX shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.

                                   ARTICLE XI

     Any registered holder of Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate or in aid of the exercise of any power granted herein, or to enforce any other proper remedy."

                                  *    *    *

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at San Francisco, California, on April 16, 1999.



                                     /s/ Henry P. Huff
                                     _________________________________
                                     Henry P. Huff,
                                     Chief Financial Officer and Vice President,
                                     Finance